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                                                                    Exhibit 12.3

                           Dynegy Danskammer, L.L.C.

           Computation of Earnings to Fixed Charges, March 31, 2001

                                                     (in 000s, except ratio)
                                                     ------------------------
Computation of Earnings:
      Pre-tax income from continuing operations                        (6,661)
      Undistributed income from equity investees                            -
                                                     ------------------------

        Computed Earnings                                             $(6,661)
                                                     ------------------------

Fixed Charges:
      Interest costs:
        Expensed                                                        3,730
        Capitalized                                                         -
      Minority interest in income of a subsidiary                           -
      Amortization of interest rate hedges                                  -
      Amortization of financing costs                                      21
      Rental expense representative of interest
      factor                                                                -
                                                     ------------------------

        Total fixed charges                                           $ 3,751
                                                     ------------------------

      Earnings before income taxes and fixed charges                  $(2,910)
                                                     ========================

      Ratio of earnings to fixed charges                                -0.78
                                                     ------------------------